www.aviatnetworks.com

Aviat Networks Announces Fiscal 2022 Third Quarter and Nine Month Financial Results

Total Revenue of $74.5 million; Up 12.2% Year-Over-Year
GAAP Income Before Tax of $7.3 million; Up 75.5% compared to Prior Year
Adjusted EBITDA of $9.5 million; Up 29.2% compared to Prior Year

AUSTIN, Texas, May 4, 2022 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2022 third quarter ended April 1, 2022.

Third Quarter Highlights
•Company executed on key long-term strategic objectives resulting in continued year-over-year increase in quarterly revenues and Adjusted EBITDA.
•Company launched Health Assurance Software (HAS) designed to optimize network performance and reliability.
•Quickline rural broadband win validates the Company’s value proposition to international ISPs.
Third Quarter Financial Highlights

•Total Revenues: $74.5 million, +12.2% from same quarter last year
◦North America: $49.0 million, +16.7% from same quarter last year
◦International: $25.5 million, +4.5% from same quarter last year
•GAAP Results: Gross Margin 37.0%; Operating Expenses $20.1 million; Operating Income $7.5 million; Net Income $6.0 million; Net Income per diluted share (“Net Income per share”) $0.51
•Non-GAAP Results: Adjusted EBITDA $9.5 million; Gross Margin 37.1%; Operating Expenses $19.2 million; Operating Income $8.4 million; Net Income $7.9 million; Net Income per share $0.67
•Net Cash and Marketable Securities: $33.8 million; no loans outstanding at quarter-end
•Buyback: Repurchased $2.0 million of stock in the quarter
Fiscal 2022 Third Quarter and Nine Months Ended April 1, 2022
Revenues
The Company reported total revenues of $74.5 million for its fiscal 2022 third quarter, compared to $66.4 million in the comparable fiscal 2021 period, an increase of $8.1 million or 12.2%. North America revenue of $49.0 million increased by $7.0 million or 16.7%, compared to $42.0 million in the comparable fiscal 2021 period. International revenue was $25.5 million compared to $24.4 million in the comparable fiscal 2021 period, an increase of $1.1 million or 4.5%.

For the nine months ended April 1, 2022, revenue grew by 11.0% to $225.5 million, as compared to $203.2 million in the comparable fiscal 2021 period. North America revenue of $151.0 million increased by $14.3 million or 10.5%, as compared to $136.7 million in the comparable fiscal 2021 period. International revenue of $74.5 million for the fiscal 2022 nine-month period increased by $8.0 million or 12.0%, as compared to $66.5 million in the comparable fiscal 2021 period.

Gross Margins
In the fiscal 2022 third quarter, the Company reported GAAP gross margin of 37.0% and non-GAAP gross margin of 37.1%. This compares to GAAP gross margin of 38.5% and non-GAAP gross margin of 38.7% in the comparable fiscal 2021 period, a decrease of (150) and (160) basis points respectively. Gross margins continue to be pressured by expedite fees and inflation as we work to overcome supply chain issues. However, our pricing actions to offset higher costs continue to gain momentum as evidenced by a 80 bps improvement in margins as compared to the prior fiscal quarter.

For the nine months ended April 1, 2022, the Company reported GAAP gross margin of 36.3% and non-GAAP gross margin of 36.4%. This compares to GAAP gross margin of 37.8% and non-GAAP gross margin of 37.9% in the comparable fiscal 2021 period, a decrease of (150) basis points in each case.

Operating Expenses
GAAP total operating expenses for the fiscal 2022 third quarter were $20.1 million, compared to $21.5 million in the comparable fiscal 2021 period, a decrease of $(1.5) million or (6.9)%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2022 third quarter were $19.2 million, as compared to $19.7 million in the comparable fiscal 2021 period, a decrease of $(0.5) million or (2.5)%. The decreased spending resulted from cost control efforts and benefits from prior restructuring.

The Company reported GAAP total operating expenses for the fiscal 2022 and 2021 nine-month period of $58.3 million. On a non-GAAP basis, excluding the impact of restructuring charges and share-based compensation, total operating expenses for the fiscal 2022 nine-month period were $56.3 million, as compared to $55.2 million in the fiscal 2021 period, an increase of $1.1 million or 1.9%.

Operating Income
The Company reported GAAP operating income of $7.5 million for the fiscal 2022 third quarter, compared to $4.0 million in the comparable fiscal 2021 period. On a non-GAAP basis, the Company reported operating income of $8.4 million for the fiscal 2022 third quarter, compared to $6.0 million in the comparable fiscal 2021 period.

For the fiscal 2022 nine-month period, the Company reported $23.5 million in GAAP operating income, as compared to $18.5 million in the comparable fiscal 2021 period. On a non-GAAP basis, the Company reported operating income of $25.8 million, compared to $21.8 million in the comparable fiscal 2021 period.
Income Taxes
The Company reported GAAP income tax expense of $1.3 million in the fiscal second quarter, compared to $(90.6) million in the comparable fiscal 2021 period, or an increase of $91.8 million.

For the fiscal 2022 nine-month period, the Company reported GAAP income tax expense of $6.5 million, compared to $(88.6) million in the comparable fiscal 2021 period, or an increase of $95.1 million.

Both the current quarter and nine-month period increases were due to a $92.2 million one-time benefit recognized in the third quarter of fiscal 2021 from release of the valuation allowance against the Deferred Tax Asset.

Net Income / Net Income Per Share
The Company reported GAAP net income of $6.0 million in the fiscal 2022 third quarter or GAAP net income per fully diluted share of $0.51. This compared to GAAP net income of $94.7 million or $8.00 per fully diluted share in the comparable fiscal 2021 period. Again, the decrease was due to the $92.2 million one-time tax benefit in fiscal 2021. On a non-GAAP basis, the Company reported net income of $7.9 million or non-GAAP net income per fully diluted share of $0.67 in the fiscal 2022 third quarter, compared to a non-GAAP net income of $5.8 million or $0.49 per share in the comparable fiscal 2021 period.

The Company reported GAAP net income of $16.6 million for the fiscal 2022 nine-month period, or GAAP net income per fully diluted share of $1.40. This compared to GAAP net income of $107.3 million or $9.31 per share in the comparable fiscal 2021 period. On a non-GAAP basis, the Company reported net income of $24.5 million or net income per share of $2.06 in the first nine months of fiscal 2022, as compared to non-GAAP net income of $21.1 million or $1.83 per share in the comparable fiscal 2021 period.

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2022 third quarter was $9.5 million, compared to $7.3 million in the comparable fiscal 2021 period.

For the fiscal 2022 nine-month period, the Company reported Adjusted EBITDA of $29.2 million, as compared to $25.8 million in the comparable fiscal 2021 period a year-over-year increase of $3.4 million, or 13.1%.

Balance Sheet Highlights
The Company reported cash and marketable securities of $33.8 million as of April 1, 2022, compared to $42.3 million as of December 31, 2021. As of April 1, 2022, the Company has no loans outstanding. During our fiscal 2022 third quarter, as part of our stock repurchase program approved by our board of directors in November 2021, we purchased approximately 66,000 shares of our common stock for $2.0 million and classified them as treasury shares.
Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, May 4, 2022, to discuss its financial and operational results for the fiscal 2022 third quarter. Participating on the call will be Peter Smith, President and Chief Executive Officer; David M. Gray, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

To listen to the live conference call, please dial toll-free (US/CAN) 800-289-0438 or toll-free (INTL) 323-794-2423, conference ID: 1887161. We ask that you dial-in approximately 10 minutes prior to the start time. Additionally, participants are invited to listen via webcast, which will be broadcast live and via replay approximately two hours after the call is completed at http://investors.aviatnetworks.com/events-and-presentations/events.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold in 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitations, Aviat’s beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2022, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including, without limitation, "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•the impact of COVID-19 on our business, operations and cash flows;
•continued price and margin erosion as a result of increased competition in the microwave transmission industry;
•the impact of the volume, timing, and customer, product, and geographic mix of our product orders;
•the timing of our receipt of payment for products or services from our customers;
•our ability to meet projected new product development dates or anticipated cost reductions of new products;
•our suppliers’ inability to perform and deliver on time as a result of their financial condition, component shortages, the effects of COVID-19 or other supply chain constraints;
•the effects of inflation and the timing and extent of changes in the prices and overall demand for and availability of our inputs;
•customer acceptance of new products;
•the ability of our subcontractors to timely perform;
•weakness in the global economy affecting customer spending;

•retention of our key personnel;
•our ability to manage and maintain key customer relationships;
•uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;
•our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;
•the results of our restructuring efforts;
•the ability to preserve and use our net operating loss carryforwards;
•the effects of currency and interest rate risks;
•the effects of current and future government regulations, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;
•general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business;
•the conduct of unethical business practices in developing countries;
•the impact of political turmoil in countries where we have significant business;
•the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; and
•our ability to implement our stock repurchase program or the extent to which it enhances long-term stockholder value.

For more information regarding the risks and uncertainties for Aviat’s business, see "Risk Factors" in Aviat’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 25, 2021 as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (408) 501-6214
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2022 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Revenues:
Revenue from product sales	$52,047	$45,246	$156,361	$136,401
Revenue from services	22,469	21,158	69,177	66,824
Total revenues	74,516	66,404	225,538	203,225
Cost of revenues:
Cost of product sales	31,850	26,456	97,789	81,823
Cost of services	15,130	14,370	45,976	44,666
Total cost of revenues	46,980	40,826	143,765	126,489
Gross margin	27,536	25,578	81,773	76,736
Operating expenses:
Research and development expenses	5,259	5,275	17,338	15,541
Selling and administrative expenses	14,867	15,106	41,304	41,555
Restructuring (recovery) charges	(72)	1,162	(373)	1,162
Total operating expenses	20,054	21,543	58,269	58,258
Operating income	7,482	4,035	23,504	18,478
Other expense/(income), net	175	(128)	387	(201)
Income before income taxes	7,307	4,163	23,117	18,679
Provision for (benefit from) income taxes	1,278	(90,568)	6,490	(88,629)
Net income	$6,029	$94,731	$16,627	$107,308

Net income per share of common stock outstanding:
Basic	$0.54	$8.49	$1.49	$9.76
Diluted	$0.51	$8.00	$1.40	$9.31
Weighted-average shares outstanding:
Basic	11,173	11,152	11,172	10,994
Diluted	11,761	11,842	11,848	11,532

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2022 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	April 1, 2022	July 2, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$31,296	$47,942
Accounts receivable, net	76,150	48,135
Unbilled receivables	45,700	37,521
Inventories	28,669	23,436
Customer service inventories	1,807	1,431
Assets held for sale	—	2,218
Other current assets	12,984	9,556
Total current assets	196,606	170,239
Property, plant and equipment, net	9,522	11,701
Deferred income taxes	98,002	103,467
Right of use assets	3,196	3,816
Marketable securities	2,515	—
Other assets	9,841	8,430
Total long-term assets	123,076	127,414
TOTAL ASSETS	$319,682	$297,653
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$40,634	$32,405
Accrued expenses	25,392	28,154
Short-term lease liabilities	565	769
Advance payments and unearned revenue	38,066	32,304
Restructuring liabilities	999	2,737
Total current liabilities	105,656	96,369
Unearned revenue	7,604	8,592
Long-term lease liabilities	2,786	3,223
Other long-term liabilities	324	356
Reserve for uncertain tax positions	5,396	5,164
Deferred income taxes	586	614
Total liabilities	122,352	114,318
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	112	112
Treasury stock	(5,398)	(787)
Additional paid-in-capital	821,976	818,939
Accumulated deficit	(603,975)	(620,602)
Accumulated other comprehensive loss	(15,385)	(14,327)
Total equity	197,330	183,335
TOTAL LIABILITIES AND EQUITY	$319,682	$297,653

AVIAT NETWORKS, INC.
Fiscal Year 2022 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2022 Third Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Nine Months Ended
	April 1, 2022	% of Revenue	April 2, 2021	% of Revenue	April 1, 2022	% of Revenue	April 2, 2021	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$27,536	37.0%	$25,578	38.5%	$81,773	36.3%	$76,736	37.8%
Share-based compensation	101		114		271		279
Non-GAAP gross margin	27,637	37.1%	25,692	38.7%	82,044	36.4%	77,015	37.9%

GAAP research and development expenses	$5,259	7.1%	$5,275	7.9%	$17,338	7.7%	$15,541	7.6%
Share-based compensation	(5)		(82)		(103)		(179)
Non-GAAP research and development expenses	5,254	7.1%	5,193	7.8%	17,235	7.6%	15,362	7.6%

GAAP selling and administrative expenses	$14,867	20.0%	$15,106	22.7%	$41,304	18.3%	$41,555	20.4%
Share-based compensation	(734)		(569)		(2,090)		(1,696)
Merger and acquisition related expense	(156)		—		(156)		—
Non-GAAP selling and administrative expenses	13,977	18.8%	14,537	21.9%	39,058	17.3%	39,859	19.6%

GAAP operating income	$7,482	10.0%	$4,035	6.1%	$23,504	10.4%	$18,478	9.1%
Share-based compensation	840		765		2,464		2,154
Restructuring (recovery) charges	(72)		1,162		(373)		1,162
Non-GAAP operating income	8,406	11.3%	5,962	9.0%	25,751	11.4%	21,794	10.7%

GAAP income tax provision (benefit)	$1,278	1.7%	$(90,568)	(136.4)%	$6,490	2.9%	$(88,629)	(43.6)%
Adjustment to reflect pro forma tax rate	(978)		90,868		(5,590)		89,529
Non-GAAP income tax provision	300	0.4%	300	0.5%	900	0.4%	900	0.4%

GAAP net income	$6,029	8.1%	$94,731	142.7%	$16,627	7.4%	$107,308	52.8%
Share-based compensation	840		765		2,464		2,154
Merger and acquisition related expense	156		—		156		—
Restructuring (recovery) charges	(72)		1,162		(373)		1,162
Adjustment to reflect pro forma tax rate	978		(90,868)		5,590		(89,529)
Non-GAAP net income	$7,931	10.6%	$5,790	8.7%	$24,464	10.8%	$21,095	10.4%

Net income per share:
GAAP	$0.51		$8.00		$1.40		$9.31
Non-GAAP	$0.67		$0.49		$2.06		$1.83

Shares used in computing net income per share
GAAP	11,761		11,842		11,848		11,532
Non-GAAP	11,761		11,842		11,848		11,532

Adjusted EBITDA:
GAAP net income	$6,029	8.1%	$94,731	142.7%	$16,627	7.4%	$107,308	52.8%
Depreciation and amortization of property, plant and equipment	1,051		1,355		3,444		4,016
Other expense/(income), net	175		(128)		387		(201)
Share-based compensation	840		765		2,464		2,154
Merger and acquisition related expense	156		—		156		—
Restructuring (recovery) charges	(72)		1,162		(373)		1,162
Provision for (benefit from) for income taxes	1,278		(90,568)		6,490		(88,629)
Adjusted EBITDA	$9,457	12.7%	$7,317	11.0%	$29,195	12.9%	$25,810	12.7%
_____________________________________________________
(1)     The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2022 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
	(In thousands)
North America	$49,042	$42,021	$151,025	$136,678
International:
Africa and the Middle East	13,123	9,904	37,360	31,138
Europe	2,898	3,280	8,509	7,053
Latin America and Asia Pacific	9,453	11,199	28,644	28,356
	25,474	24,383	74,513	66,547
Total revenue	$74,516	$66,404	$225,538	$203,225